     As filed with the Securities and Exchange Commission on May 8, 1996

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                              CALIBER SYSTEM, INC.
               (Exact name of registrant as specified in charter)

               Ohio                                     34-1365496
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
 of Incorporation or Organization)


                   3560 West Market Street, Akron, Ohio 44333
    (Address, including ZIP Code, of registrant's principal xecutive offices)


                     1994 NONEMPLOYEE DIRECTORS' STOCK PLAN
                            (Full title of the plan)


                                DOUGLAS A. WILSON
                  Senior Vice President - Finance and Planning,
                      Secretary and Chief Financial Officer
                              Caliber System, Inc.
                             3560 West Market Street
                                Akron, Ohio 44333
                                 (330) 665-5646

(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE
================================================================================================================
Title of securities            Amount           Proposed maximum           Proposed maximum         Amount of
     to be                      to be            offering price                aggregate          registration
   registered               registered(1)         per share(2)             offering price(2)         fee(2)
- ----------------------------------------------------------------------------------------------------------------
Shares of Common
Stock without par               50,000            38.875                      1,943,750              670.26
value
- ----------------------------------------------------------------------------------------------------------------

(1) The total number of shares of common stock reserved and available for distribution. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The registration fee has been calculated in accordance with Rule 457(h) based on the average of the high and low prices of the common stock without par value reported on the New York Stock Exchange on May 6, 1996, which average was 38.875.

                            CALIBER SYSTEM, INC.

               Cross Reference Sheet Pursuant to Item 501(b) of
                 Regulation S-K, Showing the Location in the
         Prospectus of the Information Required by Part I of Form S-3

                                Item of Form S-3                                    Location or Caption in Prospectus
                                ----------------                                    ---------------------------------
1.         Forepart of the Registration Statement and Outside
           Front Cover Page of Prospectus............................   Facing Page of Registration Statement; Cross-
                                                                        Reference Sheet; Outside Front Cover Page of
                                                                        Prospectus

2.         Inside Front and Outside Back Cover Pages of
           Prospectus................................................   Available Information; Incorporation of Certain
                                                                        Documents by Reference; Table of Contents

3.         Summary Information, Risk Factors and Ratio of
           Earnings to Fixed Charges.................................   The Company

4.         Use of Proceeds...........................................   Use of Proceeds

5.         Determination of Offering Price...........................   Not Applicable

6.         Dilution..................................................   Not Applicable

7.         Selling Security Holders..................................   Selling Shareholders

8.         Plan of Distribution......................................   Plan of Distribution

9.         Description of Securities to Be Registered................   Not Applicable

10.        Interests of Named Experts and Counsel....................   Experts

11.        Material Changes..........................................   Not Applicable

12.        Incorporation of Certain Information by
           Reference.................................................   Incorporation of Certain Documents by Reference

13.        Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities............   Indemnification of Directors and Officers


PROSPECTUS
- ----------


                                  50,000 SHARES


                              CALIBER SYSTEM, INC.


                                  COMMON STOCK
                                WITHOUT PAR VALUE

                                 --------------


         This Prospectus relates to 50,000 shares of the common stock, without par value ("Common Stock"), of Caliber System, Inc. (the "Company"), which are owned by and have been awarded to, the selling shareholders referred to herein (the "Selling Shareholders") pursuant to the Company's 1994 Nonemployee Directors' Stock Plan (the "Plan"). The Company will not receive any proceeds from any sale of shares of Common Stock offered hereby.

         The shares of Common Stock may be sold through any of several methods, including transactions on the New York Stock Exchange, in the over-the-counter market at prevailing market prices at the time of sale, or in privately negotiated transactions at prices agreed upon by the parties. See "Plan of Distribution."

         The Selling Shareholders and any brokers effecting sales on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts given by such brokers may be deemed to be underwriting commissions or discounts under the Securities Act.

          The Common Stock is listed on the New York Stock Exchange under the symbol "CBB."

                          -----------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------

         Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein.

                   The date of this Prospectus is May 8, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission, located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York regional office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at its Chicago regional office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         Additional information regarding the Company and the securities offered hereby is contained in the Registration Statement and the exhibits relating thereto, filed by the Company with the Commission under the Securities Act. For further information pertaining to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this Registration
Statement:

          (a) Annual Report of the Company on Form 10-K for the year ended December 31, 1995;

          (b) Quarterly Report of the Company on Form 10-Q for the quarter ended March 23, 1996;

          (c) Current Report of the Company on Form 8-K dated January 18, 1996; and

          (d) The description of the Company's Common Stock without par value is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating that description.

         All other reports subsequently filed by Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents of the Company by reference which are not presented herein or delivered herewith. These documents (other than certain exhibits to any such documents) are available to any person to whom a copy of this Prospectus has been delivered, upon written or oral request to Caliber System, Inc., 3560 West Market, Akron, Ohio 44333, Attention: Douglas A. Wilson, Senior Vice President, Secretary and Chief Financial Officer, telephone number (330) 665-5646, and will be furnished without charge.

                                   THE COMPANY

         Caliber System, Inc. (formerly Roadway Services, Inc.), an Ohio corporation, is engaged through its subsidiaries in a broad range of transportation, logistics, and related information services. The Company's operations include a small-package carrier, superregional carrier, a surface expedited carrier and a contract logistics provider. These operations provide services and solutions to meet customer requirements based upon shipment size, distance, time in transit, and distribution needs. The Company conducts these operations principally through RPS, Inc., Viking Freight, Inc., Roberts Express, Inc. and Caliber Logistics, Inc.

          For more detailed information about the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                                 USE OF PROCEEDS

         All shares of Common Stock sold pursuant to this Prospectus will be sold by the Selling Shareholders for their own accounts, and the Company will not receive any proceeds from such sales.


                              SELLING SHAREHOLDERS

         The shares of Common Stock covered by this Prospectus were issued by the Company to the Selling Shareholders pursuant to an award of restricted stock granted under the Plan. The Selling Shareholders received such shares in tandem with a grant of option rights to purchase a number of shares equal to four times the number of shares of restricted stock awarded. Under the terms of the share awards, the restrictions applicable to the shares will have lapsed on the date of this prospectus, and the option rights granted in tandem with those shares will have been cancelled.

         All of the shares of Common Stock offered hereby were acquired by the Selling Shareholders prior to the date hereof in transactions exempt from the registration requirements of the Securities Act. The Selling Shareholders may sell from time to time any of the shares of Common Stock covered by this Prospectus. Therefore, no estimate can be given as to the number of shares of Common Stock that may be reoffered for sale under this Prospectus at any given time.

         The table below sets forth the following information, assuming sale by the Selling Shareholders of all shares of Common Stock awarded under the Plan prior to the date hereof: (i) the name of the Selling Shareholder and positions held by such Shareholder with the Company within the past three years; (ii) the number of shares of Common Stock of the Company beneficially owned by the Selling Shareholder as of the date hereof prior to the offering covered by this Prospectus; (iii) the number of shares of Common Stock offered by the Prospectus for the account of the Selling Shareholder; and (iv) the number of shares of Common Stock to be owned by the Selling Shareholder if all shares covered by the Prospectus held by such shareholder are sold. The Selling Shareholder holding shares of Common Stock as to which the Plan restrictions have lapsed are listed in the top portion of the table.

Name and Position (or Former                                    Owned                    Offered                  Owned After
Position) of Selling Shareholder                               Shares                    Shares                      Sale
- --------------------------------                               ------                    -------                  -----------

George B. Beitzel/Director (a)                                  7,370                      755                       6,615

Richard A. Chenoweth/Director (a)                               4,003                      755                       3,248

Norman C. Harbert/Director                                      4,378                      755                       3,623

Charles R. Longsworth/Director                                  1,987                      755                       1,232

G. James Roush/Director (a)(b)                                2,097,345                    755                     2,096,590


          (a) Includes shares owned by family members of the directors as to which beneficial ownership is disclaimed, as follows: Mr. Beitzel, 1,247 shares; Mr. Chenoweth, 416 shares; and Mr. Roush, 47,908 shares.

          (b)  Includes 2,000,000 shares held in a voting trust.


                              PLAN OF DISTRIBUTION

         The Common Stock offered hereby may be sold from time to time in one or more transactions through any of several methods, including in transactions on the New York Stock Exchange, in ordinary brokerage transactions or block transactions, in distributions pursuant to and in accordance with the rules of the over-the-counter market on which the shares may be traded, in negotiated transactions, through underwriters or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or though a broker or brokers or underwriters, who may act as agent or principal or as both agent and principal, and such brokers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders, not to exceed that which is customary for the particular transactions. The Selling Shareholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

         Any shares of Common Stock covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this Prospectus. There can be no assurance that any of the Selling Shareholders will sell any or all of their shares of Company Common Stock.


TRANSFER AGENT AND REGISTRAR
- ----------------------------

          KeyCorp Shareholder Services, Inc. is the Transfer Agent and Registrar of the Common Stock.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations concerning indemnification of officers, directors and other persons.

         Article IV of the Company's Restated Amended Code of Regulations provides, in relevant part, as follows:

                  "The Company shall indemnify each present and future director and officer of the Company, and each person who at the request of or at the insistence of the Company is now serving or hereafter serves as a director or officer of any other corporation, against any costs and expenses which may be imposed on or reasonably incurred by him in connection with any claim, suit, or proceeding (whether brought by the Company, such corporation, a receiver, a trustee, one or more shareholders or creditors, any governmental body, any public official, any private person, or any other corporation) hereafter made or instituted in which he may be involved by reason of his being or having been a director or officer of the Company or of any other corporation in which he served or serves as a director or officer at the request of or at the instance of the Company (whether or not he continues to be a director or officer at the time of imposition of such costs or incurring of such expense), such costs and expenses to include the cost to such director or officer of reasonable settlements (other than amounts paid to the Company itself or to such other corporation served at the request of or at the instance of the Company). The Company shall not, however, indemnify such director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to be liable because of dereliction in the performance of his duties as such director or officer, or (except with the approval of a court of competent jurisdiction, a disinterested majority of the Board of Directors, or any committee or group of persons to whom the question may be referred by the Board) with respect to any matter on which a settlement is effected if the amount paid by the director or officer in such settlement shall substantially exceed the expenses which might reasonably be incurred by him after the date of settlement in conducting litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any person concerned may be entitled as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person."

         In addition, the Company maintains directors' and officers' reimbursement and liability insurance. The risks covered by such policies include certain liabilities under the securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.




                                     EXPERTS

        The consolidated financial statements and schedule of Caliber System, Inc. appearing or incorporated by reference in Caliber System, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing or incorporated by reference therein and incorporated herein by reference. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.


===================================================================================================================================

- -----------------------------------------------------------------------------------------------------------------------------------

Available Information.......................................                              CALIBER SYSTEM, INC.

Incorporation of Certain Documents
  by Reference..............................................

The Company.................................................
                                                                                              50,000 SHARES
Use of Proceeds.............................................
                                                                                     COMMON STOCK WITHOUT PAR VALUE
Selling Shareholders........................................

Plan of Distribution........................................

Indemnification of Directors and Officers...................

Legal Opinion...............................................

Experts.....................................................
                                                                                          --------------------
No person is authorized to give any give any information or
make any representations, other than those contained in this
Prospectus, in connection with the offering made hereby. If                                    PROSPECTUS
given or made, no such information or representations may be
relied upon as having been authorized by the Company or the                                ___________________
Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, and
there shall not be any sale of, these securities by any
person in any jurisdiction in which it is unlawful for that                                    MAY 8, 1996
person to make such an offer, solicitation or sale. Neither
the delivery of this Prospectus nor any sale made hereunder
shall under any circumstances create an implication that the information contained herein is correct as of any time
subsequent to the date hereof.

- -----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

          (1) Annual Report of the Company on Form 10-K for the year ended December 31, 1995;

          (2) Quarterly Report of the Company on Form 10-Q for the quarter ended March 23, 1996;

          (3) Current Report of the Company on Form 8-K dated January 18, 1996; and

          (4) The description of the Company's common stock without par value contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments and reports filed for the purpose of updating that description.

         All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this post-effective amendment to registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. (Securities to be offered are registered under Section 12 of the Exchange Act.)


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations concerning indemnification of officers, directors and other persons.

         Article IV of the Company's Restated Amended Code of Regulations provides, in relevant part, as follows:

                  "The Company shall indemnify each present and future director and officer of the Company, and each person who at the request of or at the instance of the Company is now serving or hereafter serves as a director or officer of any other corporation, against any costs and expenses which may be imposed on or reasonably incurred by him in connection with any claim, suit, or proceeding (whether brought by the Company, such corporation, a receiver, a trustee, one or more shareholders or creditors, any governmental body, any public official, any private person, or any other corporation) hereafter made or instituted in which he may be involved by reason of his being or having been a director or officer of the Company or of any other corporation in which he served or serves as a director or officer at the request of or at the instance of the Company (whether or not he continues to be a director or officer at the time of imposition of such costs or incurring of such expense), such costs and expenses to include the cost to such director or officer of reasonable settlements (other than amounts paid to the Company itself or to such other corporation served at the request of or at the instance of the Company). The Company shall not, however, indemnify such director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to be liable because of dereliction in the performance of his duties as such director or officer, or (except with the approval of a court of competent jurisdiction, a disinterested majority of the Board of Directors, or any committee or group of persons to whom the question may be referred by the Board) with respect to any matter on which a settlement is effected if the amount paid by the director or officer in such settlement shall substantially exceed the expenses which might reasonably be incurred by him after the date of settlement in conducting litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any person concerned may be entitled as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person."

         In addition, the Company maintains directors' and officers' reimbursement and liability insurance. The risks covered by such policies include certain liabilities under the securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The shares of Common Stock to be resold by the Selling Shareholders were issued to such Shareholders pursuant to the exemption from registration under the Securities Act provided in Section 4(2) thereof. Each of the Selling Shareholders was a director of the Company at the time that such shares were issued to each such shareholder pursuant to the Plan, and through such position had adequate access to information about the Company to make an informed investment decision.


ITEM 8.  EXHIBITS.

         4.1 Second Amended Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

         4.2 Restated Amended Code of Regulations of the Company effective May 10, 1989 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

         4.3      1994 Nonemployee Directors' Stock Plan.

         23       Consent of Independent Auditors.

         24       Powers of Attorney.

ITEM. 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON THIS 8th DAY OF MAY 1996.

                                   CALIBER SYSTEM, INC.

                          By:      /s/ Douglas A. Wilson
                                   --------------------------------------------
                          Name:    Douglas A. Wilson
                          Title:   Senior Vice President - Finance and Planning,
                                   Secretary and Chief Financial Officer

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


      Signature                                        Title                                           Date
      ---------                                        -----                                           ----
*     Daniel J. Sullivan                      Chairman, Chief Executive                          May     , 1996
      -----------------------------           Officer, President and Director
      Daniel J. Sullivan                      (Principal Executive Officer)


      /s/ Douglas A. Wilson                   Senior Vice President-                             May     , 1996
      ---------------------------             Finance and Planning, Secretary and
      Douglas A. Wilson                       Chief Financial Officer
                                              (Principal Financial Officer)


*     Kathryn W. Dindo                        Vice President and Controller                      May     , 1996
      ---------------------------             (Principal Accounting Officer)
      Kathryn W. Dindo

*     George B. Beitzel                       Director                                           May     , 1996
      -----------------------------
      George B. Beitzel

*     Richard A. Chenoweth                    Director                                           May     , 1996
      --------------------------
      Richard A. Chenoweth

*     Norman C. Harbert                       Director                                           May     , 1996
      ---------------------------
      Norman C. Harbert

                                              Director                                           May     , 1996
      -----------------------------
      Harry L. Kavetas

*     Charles R. Longsworth                   Director                                           May     , 1996
      ---------------------------
      Charles R. Longsworth

*     G. James Roush                          Director                                           May     , 1996
      -----------------------------
      G. James Roush

*     H. Mitchell Watson, Jr.                 Director                                           May     , 1996
      -----------------------------
      H. Mitchell Watson, Jr.

           *This registration statement has been signed on behalf of the above officers and directors by Douglas A. Wilson, Senior Vice President - Finance and Planning, Secretary and Chief Financial Officer of the Company, as attorney-in-fact pursuant to powers of attorney filed as Exhibit 24 to this registration statement.


DATED:  May  8, 1996                     By: /s/ Douglas A. Wilson
                                            -----------------------------------
                                            Douglas A. Wilson, Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                                                            Pagination by
                                                                                                              sequential
   Exhibit                                              Exhibit                                                numbering
   Number                                             Description                                               system
   ------                                             -----------                                               ------

   4.1 Second Amended Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

   4.2          Restated Amended Code of Regulations of the Company effective
                May 10, 1989 (filed as Exhibit 3.2 to the Company's Annual
                Report on Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

   4.3          1994 Nonemployee Directors' Stock Plan.

   23           Consent of Independent Auditors.

   24           Powers of Attorney.